                                                                    EXHIBIT 10.3

                                      1997
                        SENIOR MANAGEMENT INCENTIVE PLAN

    For Fiscal 1997, incentive will be determined by Corporate Earnings per Share as follows:

                           BONUS AWARD AS A PERCENT OF BASE
EARNINGS PER SHARE                      SALARY
-------------------------  --------------------------------
$1.00-1.04                                15
 1.05-1.10                                25
 1.11-1.20                                35
 1.21+                                    50

    If  unusual  major  factors  significantly  change  Fiscal  1997   Earnings,
decisions regarding any adjustments will be made by the Compensation Committee of the Board of Directors.

    The Company's 1997 Senior Management Incentive Plan shall be governed by the following rules:

A. The incentive compensation for the 1997 fiscal year computed as provided for in the Plan, shall be divided into two (2) equal installments, one payable on the first day of February 1998, and the other on the first day of February 1999 (the "Payment Dates").

B. A participant shall become entitled to the installment payable on each Payment Date, on that date, if and only if, he then continues to be in the employ of the company, or if not, that the termination of his employment by the Company was caused by death, complete disability, retirement after age sixty (60) or discharged by the Company without cause.

C. Should any installment be payable to a Participant who is not entitled thereto on any Payment Date as provided for above, such installment shall not revert to the Company but shall be reallocated and paid to the other Participants proportionate to the amounts to which they are otherwise entitled to receive under the plan.

D. All determinations arising under the Plan shall be determined by the Compensation Committee of the Board of Directors of the Company, whose decision thereon shall be final, conclusive and binding.

E. Employees participating in a commission override program will participate at the rate of one half of the amount of scheduled amount called for.

F. Any senior management employees participating in any other division/local incentive plans, shall not participate in the foregoing plan.